Exhibit 99
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PRESS RELEASE
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ADMIRALTY BANCORP, INC. ANNOUNCES RECEIPT OF ALL REGULATORY APPROVALS REQUIRED
FOR ACQUISITION BY RBC CENTURA

PALM BEACH GARDENS, FLORIDA, January 13, 2003...Admiralty Bancorp, Inc., (NASDAQ
NM: AAAB), parent company of Admiralty Bank, today announced that an order of approval from the Board of Governors of the Federal Reserve System was received in connection with Admiralty's acquisition by RBC Centura Banks, Inc., the U.S. banking subsidiary of Royal Bank of Canada (NYSE, TSE: RY). The Federal Reserve's approval completes the regulatory approvals required for the acquisition. Admiralty anticipates that the acquisition will close as soon as possible following the expiration of the 15-day waiting period required under U.S. banking regulations, which is expected to occur prior to the end of January 2003.

ABOUT ADMIRALTY BANCORP

Admiralty Bancorp, Inc. (NASDAQ NM:AAAB) is the parent company for Admiralty Bank. Admiralty Bank is a Florida-chartered commercial bank operating through its main office in Palm Beach Gardens, Florida and nine branch offices located in Altamonte Springs, Boca Raton, Cocoa Beach, Fort Lauderdale, Juno Beach, Jupiter, Melbourne and Orlando, Florida. The Bank is a full-service financial institution, catering to the needs of businesses, professionals, and private banking clients.

ABOUT RBC CENTURA

RBC Centura delivers a wide range of financial services and advice, including a complete line of banking, investment, insurance, leasing and asset management services, to individuals and businesses in North Carolina, South Carolina, Virginia and Georgia. RBC Centura's multifaceted customer access network includes more than 240 full-service financial offices, an extensive ATM network, telephone and Internet banking. "RBC Centura" is a brand name used by RBC Centura Banks, Inc., a wholly owned subsidiary of Royal Bank of Canada (NYSE,
TSE: RY). Additional information may be found at WWW.RBCCENTURA.COM.
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ABOUT RBC

Royal Bank of Canada (NYSE, TSE: RY) uses the initials RBC as a prefix for its businesses and operating subsidiaries, which operate under the master brand name of RBC Financial Group. Royal Bank of Canada is Canada's largest financial institution as measured by market capitalization and assets, and is one of North America's leading diversified financial services companies. It provides personal and commercial banking, wealth management services, insurance, corporate and investment banking, and transaction processing services on a global basis. RBC employs 60,000 people who serve more than 12 million personal, business and public sector customers in North America and in some 30 countries around the world. For more information, please visit www.rbc.com.

This press release contains "forward-looking statements" as defined under
Section 21E of the Securities Exchange Act of 1934. The Company desires to take advantage of the "safe harbor" provisions of Section 21E and is including this statement for the express purpose of availing itself of the protection of the safe harbor with respect to all such forward-looking statements. These forward-looking statements describe future plans or strategies and may include the Company's expectations of future financial results. The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements. The Company's ability to predict results or the effect of future plans or strategies or qualitative or quantitative changes based on market risk exposure is inherently uncertain. Factors which could affect actual results include but are not limited to i) changes
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in general market interest rates, ii) general economic conditions, both in the
United States generally and specifically in the Company's market area, iii) legislative/regulatory changes, iv) monetary and fiscal policies of the U.S. Treasury and the Federal Reserve, v) changes in the quality or composition of the Company's loans and investment portfolios, vi) demand for loan products,
vii) deposit flows, viii) competition, ix) demand for financial services in the Company's markets, and x) the timing of closing of the pending acquisition by RBC Centura and the expenses related thereto. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.


Contact information:
            Investor Relations:  Barbara Moore
            Treasurer:  Kevin M. Sacket
            561.624.4701